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                                                                     EXHIBIT 5.1

                         [LATHAM & WATKINS LETTERHEAD]





                                   May 4, 1998




Signature Resorts, Inc.
1875 South Grant Street
Suite 650
San Mateo, California  94402

                  Re:      Signature Resorts, Inc. --
                           Registration of Senior Notes due 2006

Ladies and Gentlemen:

                  In connection with the registration of $140,000,000 in aggregate principal amount of 9.25% Senior Notes due 2006 (the "Exchange Notes") by Signature Resorts, Inc., a Maryland corporation (the "Company") on Form S-4 under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. Capitalized terms used herein without definition have the meanings given to them in the Registration Statement.

                  In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Exchange Notes, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

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Signature Resorts, Inc.
May 4, 1998
Page 2


                  In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons executing documents, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies.

                  We are opining herein as to the effect on the subject transaction only of the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state.

                  Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Exchange Notes, when authenticated by the Trustee and executed and delivered by the Company in accordance with the terms of the Registration Rights Agreement and the Indenture, will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the following additional limitations, qualifications and exceptions:

                  (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors;

                  (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought;

                  (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy;

                  (iv) to the extent that enforceability may be limited due to the existence of an untrue statement of a material fact in the Registration Statement or omission to state a material fact therein necessary to make the statements in the Registration Statement not misleading; it being understood that we express no view with respect thereto;

                  (v) the enforceability of Section 5.15 of the Indenture relating to any stay or extension laws; and

                  (vi) the unenforceability of any provision requiring the payment of attorney's fees, except to the extent that a court determines such fees to be reasonable.

                  To the extent that the opinion set forth above may be dependent upon such matters, we assume, with your permission, for purposes of this opinion that all parties to the Indenture, the Exchange Notes and the Registration Rights Agreement (collectively, the "Documents") have complied with any applicable requirement to file returns and pay taxes under


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Signature Resorts, Inc.
May 4, 1998
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the Franchise Tax law of the State of California; that all parties to the
Documents are duly organized, validly existing and in good standing under the laws of their respective jurisdiction of formation; that all such parties have the requisite corporate or other organizational power and authority to execute, deliver and perform their respective obligations under the Documents (and as to natural persons, that each such party has the legal authority and capacity to execute, deliver and perform its respective obligations thereunder); and that each of the Documents has been duly authorized, executed and delivered by all such parties and constitutes the legally valid and binding obligation of all such parties (other than the Company), enforceable against them in accordance with its terms.

                  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                Very truly yours,


                                /s/ Latham & Watkins